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                                                                     EXHIBIT 5.1

                                [CLICK2LEARN LOGO]

                                 August 9, 2002

Click2learn, Inc.
110-110th Avenue NE
Bellevue, Washington  98004

        Re: Registration Statement on Form S-8 of Shares of Common Stock, $0.01 par value per share, of Click2learn, Inc.

Ladies and Gentlemen:

        As General Counsel of Click2learn, Inc. (the "Company"), I have acted as counsel in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which is being filed with the Securities and Exchange Commission with respect to up to 900,000 shares of common stock, $0.01 par value per share, which may be issued pursuant to the Click2learn, Inc. 1999 Employee Stock Purchase Plan (the "Plan").

        I have examined the Registration Statement and such documents and records of Click2learn, Inc. as I have deemed necessary for the purpose of this opinion. In giving this opinion, I am assuming the authenticity of all instruments presented to me as originals, the conformity with originals of all instruments presented to me as copies and the genuineness of all signatures.

        Based upon and subject to the foregoing, I am of the opinion that any original issuance shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution of the Company of any certificates representing the shares, the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the Plan and the receipt of consideration therefor in accordance with the terms of the Plan, such shares will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                             Very truly yours,

                             /s/ Steven Esau

                             Steven Esau, Senior Vice President, General Counsel